                                 Exhibit 99.1

Contact:
Matt Roache
Vice President, Investor Relations
+1-781-864-4730
matthew.roache@cranenxt.com

Crane NXT Announces Fourth Quarter and Full Year 2025 Results; Raises Annual Dividend by 6%
Delivers full year Sales growth of 11%, GAAP EPS of $2.50 and Adjusted EPS of $4.06
Remains on track to complete Antares Vision acquisition in 2026

WALTHAM, MASS - February 11, 2026 - Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Highlights
•Sales growth of 19.5% with core sales growth of 4.8% year-over-year.
•GAAP operating profit margin of 16.7% and Adjusted operating profit margin of 22.4%.
•GAAP earnings per diluted share (EPS) of $0.83, and Adjusted EPS of $1.27.
•Completed the first phase of Antares Vision acquisition.
•Declared a first quarter 2026 dividend of $0.18 per share, an increase of approximately 6% over the prior year.

Full Year 2025 Highlights
•Completed the acquisition of De La Rue Authentication Solutions.
•Announced the acquisition of Antares Vision, expanding the Company's portfolio to the Life Sciences & Food and Beverage sectors.
•Sales growth of 11.4% with core sales growth of 0.7% year-over-year.
•GAAP operating profit margin of 14.9% and Adjusted operating profit margin of 21.2%.
•GAAP EPS of $2.50, and Adjusted EPS of $4.06.

Full Year 2026 Guidance
•Introducing 2026 guidance with Adjusted EPS of $4.10 to $4.40. Please see the "Full Year 2026 Guidance" section in this press release for more details.

Aaron W. Saak, Crane NXT's President, and Chief Executive Officer stated: "In 2025, we made significant progress evolving our portfolio and are accelerating organic growth while maintaining margins and strong free cash flow. We continue to gain share in Crane Currency, winning a total of 20 new denominations with our leading micro-optics technology in 2025, and we further solidified our position as a trusted technology leader in the global authentication market with the creation of Crane Authentication. In Q4, we closed on our initial equity investment in Antares Vision, expanding our portfolio to the attractive Life Sciences and Food & Beverage sectors, and are on track to complete the acquisition in 2026."
Mr. Saak continued: "As we look ahead, with the investments to upgrade our U.S. Currency equipment completed, we are excited for the anticipated launch of the new U.S. $10 banknote later this year, and are well-positioned to accelerate growth in 2026 and deliver durable, long‑term value for our shareholders.”
Summary of Fourth Quarter 2025 Results

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2025	2024	$	%
Net sales	$476.9	$399.1	$77.8	19.5%
Core sales			$19.2	4.8%
Acquisitions			$43.6	10.9%
Foreign exchange			$15.0	3.8%

Operating profit	$79.6	$70.8	$8.8	12.4%
Adjusted operating profit*	$107.0	$94.6	$12.4	13.1%

Operating profit margin	16.7%	17.7%		(100bps)
Adjusted operating profit margin*	22.4%	23.7%		(130bps)
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

Fourth Quarter 2025 Results
Fourth quarter 2025 sales were $476.9 million, an increase of $77.8 million, or 19.5%, compared with the fourth quarter of 2024, driven by the sales benefit from the De La Rue acquisition of $43.6 million, or 10.9%, core sales growth of $19.2 million, or 4.8%, driven by Crane Currency, and favorable foreign exchange of $15.0 million, or 3.8%.
Fourth quarter 2025 operating profit was $79.6 million, compared with $70.8 million in the fourth quarter of 2024. Operating profit margin was 16.7%, compared with 17.7% last year, reflecting higher manufacturing costs, unfavorable product mix and the dilutive impact of acquisitions, partially offset by productivity gains and cost saving actions. Adjusted operating profit margin of 22.4% decreased 130 basis points, compared with 23.7% in the prior year. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
Fourth quarter 2025 GAAP EPS was $0.83, and Adjusted EPS was $1.27. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).

Fourth Quarter 2025 Segment Results
All comparisons detailed in this section refer to operating results for the fourth quarter 2025 versus the fourth quarter 2024.
Crane Payment Innovations

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2025	2024	$	%
Net sales	$216.0	$214.9	$1.1	0.5%
Core sales			$(0.6)	(0.3)%
Foreign exchange			$1.7	0.8%

Operating profit	$62.2	$49.7	$12.5	25.2%
Adjusted operating profit*	$69.9	$62.4	$7.5	12.0%

Operating profit margin	28.8%	23.1%		570bps
Adjusted operating profit margin*	32.4%	29.0%		340bps

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $216.0 million increased $1.1 million, or 0.5%, compared with the fourth quarter of 2024, driven by favorable foreign exchange of $1.7 million, or 0.8%. Operating profit margin of 28.8% increased 570 basis points, compared with 23.1% last year, driven by favorable pricing, productivity gains and cost saving actions, partially offset by unfavorable product mix. Adjusted operating profit margin of 32.4% increased 340 basis points compared with 29.0% in the prior year.

Security and Authentication Technologies

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2025	2024	$	%
Net sales	$260.9	$184.2	$76.7	41.6%
Core sales			$19.8	10.7%
Acquisitions			$43.6	23.7%
Foreign exchange			$13.3	7.2%

Operating profit	$37.7	$37.4	$0.3	0.8%
Adjusted operating profit*	$53.5	$45.5	$8.0	17.6%

Operating profit margin	14.4%	20.3%		(590bps)
Adjusted operating profit margin*	20.5%	24.7%		(420bps)

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $260.9 million increased $76.7 million, or 41.6%, compared with the fourth quarter of 2024, driven by the sales benefit of the De La Rue acquisition of $43.6 million, or 23.7%, core sales growth of $19.8 million, or 10.7%, primarily due to higher volumes in the Currency business, and favorable foreign exchange of $13.3 million, or 7.2%. Operating profit margin of 14.4% decreased 590 basis points, compared with 20.3% last year, as the impact of higher volumes and productivity gains were more than offset by higher manufacturing costs, unfavorable product mix, and the dilutive impact of acquisitions. Adjusted operating profit margin was 20.5%, compared with 24.7% in the prior year.

Summary of Full Year 2025 Results

	Full Year		Change
(unaudited, dollars in millions, except per share data)	2025	2024	$	%	2025 Guidance
Net sales	$1,656.7	$1,486.8	$169.9	11.4%	+9% to +11%
Core sales			$10.1	0.7%
Acquisitions			$133.0	8.9%
Foreign exchange			$26.8	1.8%

Operating profit	$246.7	$268.8	$(22.1)	(8.2)%
Adjusted operating profit*	$352.0	$351.6	$0.4	0.1%

Operating profit margin	14.9%	18.1%		(320bps)
Adjusted operating profit margin*	21.2%	23.6%		(240bps)

GAAP EPS	$2.50	$3.19
Adjusted EPS*	$4.06	$4.26			$4.00 to $4.10
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Full Year 2025 Results
Full year 2025 sales were $1,656.7 million, an increase of $169.9 million, or 11.4%, compared with full year 2024, primarily driven by the sales benefit from the OpSec Security and De La Rue acquisitions of $133.0 million or 8.9%, and core sales growth of $10.1 million, or 0.7%, driven by Currency sales and favorable foreign exchange of $26.8 million, or 1.8%.
Full year 2025 operating profit was $246.7 million, compared with $268.8 million in full year 2024. Operating profit margin was 14.9%, compared with 18.1% last year, reflecting the dilutive impact of the OpSec Security and De La Rue acquisitions, higher manufacturing costs and unfavorable product mix, partially offset by favorable pricing, productivity gains and cost saving actions. Adjusted operating profit margin of 21.2% decreased 240 basis points, compared with 23.6% in the prior year. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
Full year 2025 GAAP EPS was $2.50, and Adjusted EPS was $4.06. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).

Full Year 2025 Cash Flow and Other Financial Metrics
Cash provided by operating activities was $241.5 million in 2025, compared with $214.1 million last year. Adjusted free cash flow was $221.8 million in 2025, compared with $186.4 million last year. The $35.4 million, or 19%, increase in Adjusted free cash flow was primarily related to improved working capital management. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
The Company held cash and cash equivalents of $233.8 million as of December 31, 2025, compared with $165.8 million as of December 31, 2024. Total debt was $1,139.5 million as of December 31, 2025, compared with $750.6 million as of December 31, 2024. The increase in total debt reflects the financing of the De La Rue and Antares Vision acquisitions.
Full Year 2026 Guidance
The Company is introducing full year 2026 guidance as shown in the table below. This guidance only includes the interest expense associated with the initial 32% investment in Antares Vision. Growth rates below represent growth over full year 2025.

Full Year 2026 Guidance Details
(dollars in millions, except per share data)
Crane NXT Sales Growth	+4% to +6%
SAT Segment Sales Growth	~HSD
CPI Segment Sales Growth	~Flat
Adjusted Segment EBITDA Margin	~28%
Adjusted EBITDA Margin	~25%
Adjusted EPS	$4.10 to $4.40

Other items:
Corporate Expense	~$58
Non-Operating Expense, Net	~$60
Adjusted Tax Rate	~21.5%
Adjusted Free Cash Flow Conversion	~90% to ~110%
Diluted Shares	~58 million
Please see the Non-GAAP Financial Measures definitions in this release.
First Quarter 2026 Dividend
Crane NXT announced its quarterly dividend of $0.18 per share, an increase of 6% over the prior year, for the first quarter of 2026. The dividend is payable on March 11, 2026 to shareholders of record as of February 28, 2026.
Conference Call
Crane NXT scheduled a conference call to discuss the fourth quarter and full year financial results, on Thursday, February 12, 2026, at 10:00 A.M. Eastern Time. Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Investor Relations section of the Company’s website. For those wishing to participate in the Q&A session of the call, please visit the Investors section of Crane NXT's website at www.cranenxt.com to pre-register. Pre-registration may be completed at any time up to the call start time. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.

About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Through its industry-leading businesses, Crane NXT provides customers with advanced technologies to secure high-value physical products, sophisticated detection equipment and systems, and proprietary products and services that protect brand identity. Crane NXT’s approximately 5,000 employees help our customers protect their most important assets and ensure secure, seamless transactions around the world every day. For more information, visit www.cranenxt.com.
On April 3, 2023, Crane NXT, Co. (formerly Crane Holdings, Co.) completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane NXT stockholders (the "Separation").

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.
Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the impact of tariffs and other trade measures; changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations; demand for its products, which is variable and subject to factors beyond its control; risks associated with conducting a substantial portion of its business outside the U.S., including the risk of tariffs and other trade measures by the U.S. and other countries; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non-compliance with its contractual or other legal obligations regarding such information; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires; fluctuation in the prices of, or disruption in its ability to source, components and raw materials, and delays in the distribution of its products; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position; governmental regulations and failure to comply with those regulations; the ability to protect its intellectual property; risks from litigation, claims and investigations, including those related to product liability and warranties, and employee, commercial, intellectual property and environmental matters; risks related to its ability to improve productivity, reduce costs and align manufacturing capacity with customer demand; significant competition in the Company's markets; additional tax expenses or exposures; adverse impacts from intangible asset impairment charges; inadequate or ineffective internal controls; and risks related to the Separation, including not obtaining the intended tax treatment of the Separation transaction, failure of Crane Company to perform under the various transaction agreements and actual or potential conflicts of interest with Crane Company.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales:
Crane Payment Innovations	$216.0	$214.9	$846.6	$873.2
Security and Authentication Technologies	$260.9	$184.2	$810.1	$613.6
Total net sales	$476.9	$399.1	$1,656.7	$1,486.8

Operating profit (loss):
Crane Payment Innovations	$62.2	$49.7	$221.6	$228.4
Security and Authentication Technologies	$37.7	$37.4	$97.4	$110.9
Corporate	$(20.3)	$(16.3)	$(72.3)	$(70.5)
Total operating profit	$79.6	$70.8	$246.7	$268.8

Interest income	$0.3	$0.2	$1.0	$1.6
Interest expense	$(16.2)	$(12.1)	$(60.3)	$(47.8)
Equity investment (loss) gain[1]	$(12.0)	$0.7	$(11.5)	$0.8
Miscellaneous income, net	$1.8	$1.4	$5.1	$3.0
Income before income taxes	$53.5	$61.0	$181.0	$226.4
Provision for income taxes	$6.0	$3.4	$35.9	$42.3
Net income before allocation to noncontrolling interest	$47.5	$57.6	$145.1	$184.1
Less: Noncontrolling interest in subsidiaries’ earnings	$(0.5)	$—	$—	$—
Net income attributable to common shareholders	$48.0	$57.6	$145.1	$184.1

Earnings per diluted share	$0.83	$1.00	$2.50	$3.19

Average diluted shares outstanding	58.1	57.9	58.0	57.8
Average basic shares outstanding	57.4	57.2	57.4	57.1

Supplemental data:
Cost of sales	$274.7	$218.6	$952.9	$821.7
Selling, general and administrative	$116.6	$102.3	$440.3	$386.2
Restructuring charges	$6.0	$7.4	$16.8	$10.1

[1] Includes stock-based compensation of $12.0 million issued to senior management of Antares Vision, an equity method investee.

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Condensed Balance Sheets
(unaudited, in millions)

	Balance as of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$233.8	$165.8
Accounts receivable, net	351.8	265.9
U.S. and foreign taxes on income	12.7	8.6
Inventories, net	169.5	144.8
Other current assets	85.1	57.4
Total current assets	852.9	642.5

Property, plant and equipment, net	303.8	272.3
Long-term deferred tax assets	2.5	2.2
Investment in equity affiliates and joint ventures	139.4	1.3
Other assets	96.6	92.3
Intangible assets, net	557.2	419.3
Goodwill	1,164.0	956.6
Total assets	$3,116.4	$2,386.5

Liabilities and equity
Current liabilities:
Short-term borrowings	$135.1	$210.0
Accounts payable	132.3	116.6
Accrued liabilities	273.0	211.2
U.S. and foreign taxes on income	28.7	24.6
Total current liabilities	569.1	562.4

Long-term debt	1,004.4	540.6
Accrued pension and postretirement benefits	19.1	19.4
Long-term deferred tax liability	151.0	119.0
Other liabilities	116.0	80.2

Redeemable noncontrolling interest	6.9	—

Total equity	1,249.9	1,064.9
Total liabilities, redeemable noncontrolling interest, and equity	$3,116.4	$2,386.5

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating activities:
Net income before allocation to noncontrolling interest	$47.5	$57.6	$145.1	$184.1
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	28.9	23.4	106.6	86.8
Stock-based compensation expense	3.4	2.9	12.7	10.6
Loss (income) from equity investments	12.0	(0.7)	11.5	(0.8)
Unrealized loss (gain) on forward contracts	0.1	3.1	(4.7)	3.0
Defined benefit plans and postretirement credit	(1.1)	(0.2)	(0.8)	(2.1)
Deferred income taxes	(3.1)	(17.3)	(14.8)	(17.6)
Cash provided by (used for) operating working capital	24.9	21.2	(17.0)	(50.6)
Other	(6.8)	(8.9)	2.9	0.7
Total provided by operating activities	$105.8	$81.1	$241.5	$214.1
Investing activities:
Proceeds from disposition of capital assets	0.1	—	0.1	—
Payment for acquisitions, net of cash acquired	—	—	(391.1)	(269.9)
Purchase of investments	(116.5)	—	(116.5)	—
Settlement of forward contracts	(0.1)	(2.8)	1.7	(2.7)
Capital expenditures	(9.8)	(10.8)	(43.2)	(45.4)
Total used for investing activities	$(126.3)	$(13.6)	$(549.0)	$(318.0)
Financing activities:
Dividends paid	(9.8)	(9.2)	(39.0)	(36.6)
Proceeds from share subscriptions	21.4	—	21.4	—
Proceeds from stock options exercised	0.4	0.3	2.6	3.3
Payment of tax withholding on equity awards vested	(0.3)	(0.4)	(6.2)	(6.9)
Debt issuance costs	(18.0)	(2.7)	(22.3)	(2.7)
Proceeds from revolving credit facility	22.0	138.0	406.5	448.5
Repayments of revolving credit facility	(77.0)	(78.0)	(490.5)	(238.5)
Proceeds from term loan	131.6	—	532.0	—
Repayment of term loan	—	(101.7)	(40.9)	(105.0)
Total provided by (used for) financing activities	$70.3	$(53.7)	$363.6	$62.1

Effect of exchange rates on cash, cash equivalents and restricted cash	1.6	(14.4)	16.7	(12.0)
Increase (decrease) in cash, cash equivalents and restricted cash	51.4	(0.6)	72.8	(53.8)
Cash, cash equivalents and restricted cash at beginning of period	194.8	174.0	173.4	227.2
Cash, cash equivalents and restricted cash at end of period	$246.2	$173.4	$246.2	$173.4

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Crane Payment Innovations	$113.4	$109.4	$144.4	$146.6	$145.8
Security and Authentication Technologies	$379.4	$447.6	$447.2	$401.2	$248.3
Total backlog	$492.8	$557.0	$591.6	$547.8	$394.1

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2025		2024
Adjusted Operating Profit and Adjusted Operating Profit Margin*	$	Per Share	$	Per Share
Net sales (GAAP)	$476.9		$399.1

Operating profit (GAAP)	$79.6		$70.8
Operating profit margin (GAAP)	16.7%		17.7%

Special items impacting operating profit:
Acquired intangible asset amortization	15.9		13.1
Impact of acquisition related fair value step-up	0.6		0.2
Restructuring charges	6.0		7.4
Transaction related expenses	4.9		3.1
Adjusted operating profit (Non-GAAP)	$107.0		$94.6
Adjusted operating profit margin (Non-GAAP)	22.4%		23.7%

Adjusted Net Income and Adjusted Net Income per Share*
Net income attributable to common shareholders (GAAP)	$48.0	$0.83	$57.6	$1.00
Acquired intangible asset amortization	16.0	0.28	13.1	0.23
Impact of acquisition related fair value step-up	0.8	0.01	0.2	—
Restructuring charges	6.0	0.10	7.4	0.13
Transaction related expenses	4.9	0.08	6.4	0.11
Stock-based compensation[1]	11.5	0.20	—	—
Tax adjustments	(13.3)	(0.23)	(15.4)	(0.27)
Adjusted net income (Non-GAAP)	$73.9	$1.27	$69.3	$1.20

Adjusted EBITDA and Adjusted EBITDA margin*
Net income attributable to common shareholders (GAAP)	$48.0		$57.6
Net income margin (GAAP)	10.1%		14.4%

Adjustments to net income attributable to common shareholders:
Income tax expense	6.0		3.4
Interest expense, net	15.9		11.9
Depreciation	11.7		9.3
Intangible asset amortization	16.5		13.3
Impact of acquisition related fair value step-up	0.8		0.2
Restructuring charges	6.0		7.4
Transaction related expenses	4.9		6.4
Stock-based compensation[1]	11.5		—
Adjusted EBITDA (Non-GAAP)	$121.3		$109.5
Adjusted EBITDA Margin (Non-GAAP)	25.4%		27.4%

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures definitions in this release
[1] Primarily related to stock-based compensation issued to senior management of Antares Vision, an equity method investee.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Twelve Months Ended December 31,
	2025		2024
Adjusted Operating Profit and Adjusted Operating Profit Margin*	$	Per Share	$	Per Share
Net sales (GAAP)	$1,656.7		$1,486.8

Operating profit (GAAP)	$246.7		$268.8
Operating profit margin (GAAP)	14.9%		18.1%

Special items impacting operating profit:
Acquired intangible asset amortization	58.1		46.7
Impact of acquisition related fair value step-up	6.3		6.1
Restructuring charges	16.8		10.1
Transaction related expenses	24.1		19.9
Adjusted operating profit (Non-GAAP)	$352.0		$351.6
Adjusted operating profit margin (Non-GAAP)	21.2%		23.6%

Adjusted Net Income and Adjusted Net Income per Share*
Net income attributable to common shareholders (GAAP)	$145.1	$2.50	$184.1	$3.19
Acquired intangible asset amortization	58.2	1.00	46.7	0.81
Impact of acquisition related fair value step-up	6.5	0.11	6.1	0.11
Restructuring charges	16.8	0.29	10.1	0.17
Transaction related expenses	24.1	0.42	23.8	0.41
Stock-based compensation[1]	11.5	0.20	—	—
Tax adjustments	(26.8)	(0.46)	(24.6)	(0.43)
Adjusted net income (Non-GAAP)	$235.4	$4.06	$246.2	$4.26

Adjusted EBITDA and Adjusted EBITDA margin*
Net income attributable to common shareholders (GAAP)	$145.1		$184.1
Net income margin (GAAP)	8.8%		12.4%

Adjustments to net income attributable to common shareholders:
Income tax expense	35.9		42.3
Interest expense, net	59.3		46.2
Depreciation	43.8		37.1
Intangible asset amortization	59.7		47.0
Impact of acquisition related fair value step-up	6.5		6.1
Restructuring charges	16.8		10.1
Transaction related expenses	24.1		23.8
Stock-based compensation[1]	11.5		—
Adjusted EBITDA (Non-GAAP)	$402.7		$396.7
Adjusted EBITDA Margin (Non-GAAP)	24.3%		26.7%

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures definitions in this release
[1] Primarily related to stock-based compensation issued to senior management of Antares Vision, an equity method investee.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended December 31, 2025	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$216.0	$260.9	$476.9	$—	$476.9

Operating profit (loss) (GAAP)	$62.2	$37.7	$99.9	$(20.3)	$79.6
Operating profit margin (GAAP)	28.8%	14.4%	20.9%		16.7%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	5.3	10.6	15.9	—	15.9
Impact of acquisition related fair value step-up	—	0.6	0.6	—	0.6
Restructuring charges	2.4	3.6	6.0	—	6.0
Transaction related expenses	—	1.0	1.0	3.9	4.9
Adjusted operating profit (loss) (non-GAAP)	$69.9	$53.5	$123.4	$(16.4)	$107.0
Adjusted operating profit margin (non-GAAP)	32.4%	20.5%	25.9%		22.4%

Three Months Ended December 31, 2024	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
N Net sales	$214.9	$184.2	$399.1	$—	$399.1

Operating profit (loss) (GAAP)	$49.7	$37.4	$87.1	$(16.3)	$70.8
Operating profit margin (GAAP)	23.1%	20.3%	21.8%		17.7%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	5.3	7.8	13.1	—	13.1
Impact of acquisition related fair value step-up	—	0.2	0.2	—	0.2
Restructuring charges	7.4	—	7.4	—	7.4
Transaction related expenses	—	0.1	0.1	3.0	3.1
Adjusted operating profit (loss) (non-GAAP)	$62.4	$45.5	$107.9	$(13.3)	$94.6
Adjusted operating profit margin (non-GAAP)	29.0%	24.7%	27.1%		23.7%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Twelve Months Ended December 31, 2025	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$846.6	$810.1	$1,656.7	$—	$1,656.7

Operating profit (loss) (GAAP)	$221.6	$97.4	$319.0	$(72.3)	$246.7
Operating profit margin (GAAP)	26.2%	12.0%	19.3%		14.9%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	21.4	36.7	58.1	—	58.1
Impact of acquisition related fair value step-up	—	6.3	6.3	—	6.3
Restructuring charges	4.7	12.1	16.8	—	16.8
Transaction related expenses	1.4	5.0	6.4	17.7	24.1
Adjusted operating profit (loss) (non-GAAP)	$249.1	$157.5	$406.6	$(54.6)	$352.0
Adjusted operating profit margin (non-GAAP)	29.4%	19.4%	24.5%		21.2%

Twelve Months Ended December 31, 2024	Crane Payment Innovations	Security and Authentication Technologies		Total Segment	Corporate	Total Company
Net sales	$873.2	$613.6		$1,486.8	$—	$1,486.8

Operating profit (loss) (GAAP)	$228.4	$110.9		$339.3	$(70.5)	$268.8
Operating profit margin (GAAP)	26.2%	18.1%		22.8%		18.1%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	21.2	25.5		46.7	—	46.7
Impact of acquisition related fair value step-up	—	6.1		6.1	—	6.1
Restructuring charges	10.1	—	—	10.1	—	10.1
Transaction related expenses	0.6	0.1		0.7	19.2	19.9
Adjusted operating profit (loss) (non-GAAP)	$260.3	$142.6		$402.9	$(51.3)	$351.6
Adjusted operating profit margin (non-GAAP)	29.8%	23.2%		27.1%		23.6%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Cash Flow Items	2025	2024	2025	2024
Cash provided by operating activities (GAAP)	$105.8	$81.1	$241.5	$214.1
Less: Capital expenditures	(9.8)	(10.8)	(43.2)	(45.4)
Free cash flow	$96.0	$70.3	$198.3	$168.7
Transaction related expenses[1]	3.6	4.9	23.5	17.7
Adjusted free cash flow (non-GAAP)	$99.6	$75.2	$221.8	$186.4

Adjusted net income (non-GAAP)*	$73.9	$69.3	$235.4	$246.2
Adjusted free cash flow conversion (non-GAAP)	135%	109%	94%	76%

[1] Represents cash paid for transaction related expenses.
*Please see the Non-GAAP Financial Measures tables in this release.

Net Leverage Ratio
(unaudited, in millions, except net leverage ratio)

December 31, 2025
Total debt (excluding deferred financing costs of 30.7 million)	$1,170.2
Less: Cash and cash equivalents	(233.8)
Net debt	$936.4
TTM Adjusted EBITDA (non-GAAP)*	$402.7
Net leverage ratio	2.3
*Please refer to the Non-GAAP Financial Measures tables in this release.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow, and Adjusted free cash flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior, to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment operating margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment operating margin and Adjusted EPS as described below.

"Special items impacting operating profit" are items that are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics. Special items impacting operating profit includes acquired intangible asset amortization, restructuring charges, impact of acquisition related fair value step-up, and transaction related expenses.

•"Adjusted segment operating margin" is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding special items impacting operating profit.

•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding special items impacting operating profit, stock-based compensation, the tax effect of these adjustments and other discrete tax items.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit special items impacting operating profit which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance.

•"Adjusted net income" and "Adjusted EPS" exclude special items impacting operating profit, stock-based compensation, the tax effect of these adjustments and other discrete tax items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance.

•“Free cash flow,” “Adjusted free cash flow” and "Adjusted free cash flow conversion” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items. Adjusted free cash flow conversion is calculated as Adjusted free cash flow divided by Adjusted net income. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" exclude net interest expense, tax expense and depreciation and amortization expense from net income, as well as special items impacting operating profit and stock-based compensation. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Net leverage ratio" refers to Net debt divided by trailing twelve months (TTM) Adjusted EBITDA. "Net debt" represents total debt (excluding deferred financing costs) less cash and cash equivalents. Management believes that these non-GAAP financial measures provide useful information about our ability to satisfy our debt obligation with currently available funds.

•References to "core," such as "core sales," exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in identifying underlying growth trends in our business and facilitate comparison of our sales performance, for example, with prior and future periods that are complementary to GAAP metrics.

Impact of acquisition related fair value step-up includes acquisition related inventory step-up amortization and fixed asset step-up depreciation. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of acquisitions, and expenses associated with the Separation in prior periods. Restructuring charges predominantly relates to severance charges associated with the integration of the DLR and OpSec businesses, and the alignment of CPI's cost structure with existing economic conditions. Stock-based compensation is primarily related to stock-based compensation issued to senior management of Antares Vision, an equity method investee.